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                                                                   EXHIBIT 23(A)

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As independent public accountants, we hereby consent to the use of our review and audit reports dated September 11, 1996 and April 15, 1996 (except with respect to the matters discussed in Note 13, as to which the date is July 25, 1996), respectively, and to all references to our Firm included in or made a part of this registration statement.

                                         ARTHUR ANDERSEN LLP

Melville, New York
September 16, 1996

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